UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                December 29, 2014

TIXFI INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6517 Palatine Ave., N
Seattle, WA 98103
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  (206) 395-3549

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

On June 27, 2014, the Company filed a Prospectus as part of its Registration Statement on Form S-1 which registered a total of 5,975,000 shares of its common stock at $0.02 per share, 975,000 of which were offered by selling shareholders, and 5,000,000 of which were offered by the Company.  The Company sought to raise $100,000 under the Offering.  That Prospectus was declared effective on September 26, 2014.  Under the terms of the Prospectus, the offering of the shares by the Company stock will expire on June 23, 2014, unless extended by the Board of Directors.

On December 29, 2014, the Company closed its Offering and will not sell any additional shares under that Prospectus.  The Company sold 1,500,000 shares under the Prospectus, raising a total of $30,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2104	TIXFI INC.

/s/Scott Abraham
Scott Abraham, President